Exhibit 10.1

SECOND AMENDMENT
to
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is made and entered into effective as of May 5, 2021 (the “Effective Date”), by and between Construction Partners, Inc., a Delaware corporation (the “Company”), and Fred J. Smith, III, an individual resident of North Carolina (“Executive”).

Recitals:

A.    The Company and Executive have previously entered into an Employment Agreement dated as of April 1, 2020 and an Amendment to Employment Agreement dated as of October 1, 2020 (collectively, the “Employment Agreement”).

B.    The Company’s Board of Directors (the “Board”) appointed Executive to serve as President and Chief Executive Officer of the Company, effective following the close of business on March 31, 2021.

C.    The Compensation Committee of the Board has approved an increase in Executive’s base salary commensurate with the increase in Executive’s responsibilities as a result of assuming the role of President and Chief Executive Officer.

D.    The Company and Executive desire to amend the Employment Agreement to provide for the modification of Executive’s title and base salary, in each case, effective as of the Effective Date, on the terms and conditions set forth herein.

Amendment:

NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Definition of Terms. All capitalized terms contained herein and not otherwise defined shall be defined as provided in the Employment Agreement.

2.    Amendment. Effective as of the Effective Date, the Employment Agreement is amended as follows:

a.    Each instance of the phrase “Chief Operating Officer” in the Agreement is deleted and replaced with “President and Chief Executive Officer.”

b.    Section 4(a) of the Agreement is amended by deleting “$470,000.00” and replacing it with “$550,000.00.”

3.    Full Force and Effect. Except as modified hereby, the Agreement remains unmodified and in full force and effect.

4.    Successors and Assigns. This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto, the Company acting through its duly authorized officer, in duplicate originals, on the date first set forth above.

Company:	Executive:

Construction Partners, Inc.

By: /s/ Ned N. Fleming, III	/s/ Fred J. Smith, III
Print Name: Ned N. Fleming, III	Fred J. Smith, III
Title: Executive Chairman